EXHIBIT (5a)

APPLICATION FOR KEYPORT LIFE INSURANCE COMPANY

GROUP VARIABLE ANNUITY CONTRACT

Please send application to: Keyport Life Insurance Company

125 High Street

Boston, MA 02110

1. Contract Owner:

(Name)

(Street) (City) (State) (Zip)

(Telephone) (Name of Person to Contact)

2. Nature of Group:

3. Number of Participants in Group:

4. Special Requests:

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Signed At:

(City, State) (Signature of Contract Owner)

By:

(Date) (Name)

(Title)

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AGENT'S REPORT

Agent's Name: Agency Phone:

(Print Exact Name on License)

Agency Name:

(Signature of Agent)

Agency Address:

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(Home Office Use Only)

AP/DVA-1996 Keyport Contract #